PURCHASE AGREEMENT NUMBER 2371

                                     between

                          MCDONNELL DOUGLAS CORPORATION

                                       and

                         Midwest Express Airlines, Inc.


                       Relating to Model 717-2BL Aircraft

                                TABLE OF CONTENTS


                                                                            SA
ARTICLES                                                                  NUMBER

    1.         Quantity, Model and Description

    2.         Delivery Schedule

    3.         Price

    4.         Payment

    5.         Miscellaneous


TABLE

    1.         Aircraft Information Table


EXHIBIT

    A.         Aircraft Configuration

    B.         Aircraft Delivery Requirements and Responsibilities


SUPPLEMENTAL EXHIBITS

    AE1.       Escalation Adjustment/Airframe and Optional Features

    BFE1.      BFE Variables

    CS1.       Customer Support Variables

    EE1.       Engine Escalation/Engine Warranty and Patent Indemnity

    SLP1.      Service Life Policy Components

LETTER AGREEMENTS

6-1162-RCN-1476 ......Performance Guarantees

6-1162-RCN-1481 ......Business Considerations

6-1162-RCN-1482 ......Aircraft Schedule Reliability

6-1162-RCN-1483 ......Maintenance Cost

6-1162-MJB-002 .......Non Excusable Delay Matters

6-1162-RCN-1484 ......AGTA Matters

6-1162-RCN-1497 ......Other Matters

6-1162-RCN-1498 ......Boeing Guarantee

6-1162-RCN-1503 ......Performance Validation

6-1162-RCN-1504 ......Rolls Financing Matters

                           Purchase Agreement No. 2371

                                     between

                          McDonnell Douglas Corporation

                                       and

                         Midwest Express Airlines, Inc.

                         ------------------------------

       This Purchase Agreement No. 2371 dated as of between McDonnell Douglas Corporation, a wholly-owned subsidiary of The Boeing Company (MDC) and Midwest Express Airlines, Inc. (Customer) relating to the purchase and sale of Model 717-2BL aircraft incorporates the terms and conditions (except as specifically set forth below) of the Aircraft General Terms Agreement dated as of between The Boeing Company and Midwest Express Airlines, Inc., identified as AGTA-MWE
(AGTA).

Article 1.        Quantity, Model and Description.

       The aircraft to be delivered to Customer will be designated as Model 717-2BL aircraft (the Aircraft). MDC will manufacture and sell to Customer Aircraft conforming to the configuration described in Exhibit A, which is part of this Purchase Agreement, in the quantities listed in Table 1 to the Purchase Agreement.

Article 2.        Delivery Schedule.

       The scheduled months of delivery of the Aircraft are listed in the attached Table 1, which is part of this Purchase Agreement. Exhibit B, which is part of this Purchase Agreement, describes certain responsibilities for both Customer and MDC in order to accomplish the delivery of the Aircraft.

Article 3.        Price.

       3.1 Aircraft Basic Price. The Aircraft Basic Price is listed in Table 1 in subject to escalation dollars.

       3.2 Advance Payment Base Prices. The Advance Payment Base Prices listed in Table 1 were calculated utilizing the latest escalation factors available to MDC on the date of this Purchase Agreement projected to the month of scheduled delivery.

Article 4.        Payment.

       4.1 MDC acknowledges receipt of a deposit in the amount shown in Table 1 for each Aircraft (Deposit).

       4.2 The standard advance payment schedule for the Model 717-2BL aircraft requires Customer to make certain advance payments, expressed in a percentage of the Advance Payment Base Price of each Aircraft beginning with a payment of 1%, less the Deposit, on the effective date of the Purchase Agreement for the Aircraft. Additional advance payments for each Aircraft are due on the first day (other than a Saturday, Sunday or federal holiday) of the months listed in the attached Table 1.

       4.3 For any Aircraft whose scheduled month of delivery is less than 24 months from the date of this Purchase Agreement, the total amount of advance payments due for payment upon signing of this Purchase Agreement will include all advance payments which are past due in accordance with the standard advance payment schedule set forth in paragraph 4.2 above.

       4.4 Customer will pay the balance of the Aircraft Price of each Aircraft at delivery.

Article 5.        Miscellaneous.

       5.1 Aircraft Information Table. Table 1 consolidates information contained in Articles 1, 2, 3 and 4 with respect to (i) quantity of Aircraft,
(ii) applicable Detail Specification, (iii) month and year of scheduled deliveries, (iv) Aircraft Basic Price, (v) applicable escalation factors and
(vi) Advance Payment Base Prices and advance payments and their schedules.

       5.2 Escalation Adjustment/Airframe and Optional Features. Supplemental Exhibit AE1 contains the applicable airframe and optional features escalation formula.

       5.3 Buyer Furnished Equipment Variables. Supplemental Exhibit BFE1 contains vendor selection dates, on dock dates and other variables applicable to the Aircraft.

       5.4 Customer Support Variables. Supplemental Exhibit CS1 contains the variable information applicable to information, training services and other things furnished by MDC in support of the Aircraft.

       5.5 Engine Escalation Variables. Supplemental Exhibit EE1 describes the applicable engine escalation formula and contains the engine warranty and the engine patent indemnity for the Aircraft.

       5.6 Service Life Policy Component Variables. Supplemental Exhibit SLP1 lists the airframe and landing gear components covered by the Service Life Policy for the Aircraft.

       5.7 Public Announcement. Boeing reserves the right to make a public announcement regarding Customer's purchase of the Aircraft upon approval of Boeing's press release by Customer's public relations department or other authorized representative with such editiorial changes as Customer may reasonably request.

       5.8 Negotiated Agreement; Entire Agreement. This Purchase Agreement, including the provisions of Article 8.2 of the AGTA relating to insurance, and
Article 11 of Part 2 of Exhibit C of the AGTA relating to DISCLAIMER AND RELEASE and EXCLUSION OF CONSEQUENTIAL AND OTHER DAMAGES, has been the subject of discussion and negotiation and is understood by the parties; the Aircraft Price and other agreements of the parties stated in this Purchase Agreement were arrived at in consideration of such provisions. This Purchase Agreement, including the AGTA, together with the Table 1, Exhibits, Supplemental Exhibits, and Letter Agreements herein and as referenced in the Table of Contents; contains the entire agreement between the parties and supersedes all previous proposals, understandings, commitments or representations whatsoever, oral or written, and may be changed only in writing signed by authorized representatives of the parties.

DATED AS OF     September 28     , 2001
            ---------------------

MIDWEST EXPRESS AIRLINES, INC.                MCDONNELL DOUGLAS CORPORATION
                                              a wholly-owned subsidiary of
                                              THE BOEING COMPANY


By  /s/ Timothy E. Hoeksema                   By /s/ Rick Nelson
   ------------------------------------         ----------------------------

Its Chairman of the Board, President           Its Attorney-In-Fact
    and Chief Executive Officer

                                                Table 1 to
                                       Purchase Agreement No. 2371
                      Aircraft Delivery, Description, Price and Advance Payments


Airframe Model/MTGW:               717-200          114,000
Engine Model:                   BR700-715A1-30
Airframe Price:                                                   $32,017,000
Optional Features:                                                   $789,800
                                                                 ------------
Sub-Total of Airframe and Features:                               $32,806,800
Engine Price (Per Aircraft):                                               $0
Aircraft Basic Price (Excluding BFE/BDE):                         $32,806,800
                                                                 ============
Buyer Furnished Equipment (BFE) Estimate:                            $600,000
Buyer Designated Equipment (BDE) Estimate:                                 $0

Refundable Deposit per Aircraft at Proposal Acceptance:               $75,000

Detail Specification:        CS7172F (2/1/2000)
Price Base Year:             Jul-00              00A

 Airframe and  Engine Escalation Data:

Base Year Index (ECI):                    145.40
Base Year Index (ICI):                    130.30

                                                                Advance Payment Per Aircraft (Amts. Due/Mos. Prior to Delivery):
                            Escalation    Escalation Estimate  ------------------------------------------------------------------
  Delivery    Number of       Factor       Adv Payment Base    At Signing      24 Mos.     21/18/12/9/6 Mos.           Total
    Date      Aircraft      (Airframe)      Price Per A/P          1%            4%               5%                    30%
    ----      --------      ----------      -------------          --            --               --                    ---

  Feb-2003        1           1.1011         $36,124,000        $286,240     $1,444,960       $1,806,200            $10,837,200
  Apr-2003        1           1.1069         $36,314,000        $288,140     $1,452,560       $1,815,700            $10,894,200
  Jun-2003        1           1.1125         $36,498,000        $289,980     $1,459,920       $1,824,900            $10,949,400
  Aug-2003        1           1.1187         $36,701,000        $292,010     $1,468,040       $1,835,050            $11,010,300
  Oct-2003        1           1.1259         $36,937,000        $294,370     $1,477,480       $1,846,850            $11,081,100
  Dec-2003        1           1.1321         $37,141,000        $296,410     $1,485,640       $1,857,050            $11,142,300
  Feb-2004        1           1.1373         $37,311,000        $298,110     $1,492,440       $1,865,550            $11,193,300
  Apr-2004        1           1.143          $37,498,000        $299,980     $1,499,920       $1,874,900            $11,249,400
  Jun-2004        1           1.1489         $37,692,000        $301,920     $1,507,680       $1,884,600            $11,307,600
  Aug-2004        1           1.155          $37,892,000        $303,920     $1,515,680       $1,894,600            $11,367,600
  Oct-2004        1           1.1623         $38,131,000        $306,310     $1,525,240       $1,906,550            $11,439,300
  Dec-2004        1           1.168          $38,318,000        $308,180     $1,532,720       $1,915,900            $11,495,400
  Feb-2005        1           1.1728         $38,476,000        $309,760     $1,539,040       $1,923,800            $11,542,800
  Apr-2005        1           1.1784         $38,660,000        $311,600     $1,546,400       $1,933,000            $11,598,000
  Jun-2005        1           1.1848         $38,869,000        $313,690     $1,554,760       $1,943,450            $11,660,700
  Aug-2005        1           1.1925         $39,122,000        $316,220     $1,564,880       $1,956,100            $11,736,600
  Oct-2005        1           1.2015         $39,417,000        $319,170     $1,576,680       $1,970,850            $11,825,100
  Dec-2005        1           1.2089         $39,660,000        $321,600     $1,586,400       $1,983,000            $11,898,000
  Feb-2006        1           1.2153         $39,870,000        $323,700     $1,594,800       $1,993,500            $11,961,000
  Apr-2006        1           1.2225         $40,106,000        $326,060     $1,604,240       $2,005,300            $12,031,800

                             AIRCRAFT CONFIGURATION

                                     between

                          MCDONNELL DOUGLAS CORPORATION

                                       and

                         Midwest Express Airlines, Inc.


                   Exhibit A to Purchase Agreement Number 2371

Exhibit A to
Purchase Agreement No. 2371
Page 2
                             AIRCRAFT CONFIGURATION

                             Dated ________________

                                   relating to

                             MODEL 717-2BL AIRCRAFT


       The Detail Specification is MDC Detail Specification CS7172G dated December 15, 2000 as amended to incorporate the Specification Change Notices
(SCNs) attached hereto, including the effects on Manufacturer's Empty Weight
(MEW). The Detail Specification may be further amended in accordance with the provisions of Article 4 of the AGTA. The Aircraft Basic Price reflects and includes all effects of such SCNs., except such Aircraft Basic Price does not include the price effects of any Buyer Furnished Equipment or Buyer Designated Equipment.


                                       A

                                           Midwest Express 717-200
                                                    SCN's
Option                                               Title                                                     Price
Number                                                                                                      in 7/00$, STE
--------------------------------------------------------------------------------------------------------------------------
G0100C028A-1       Selectable Program Options
                                                                                                                 NC
                        Note: A version of G0100C028A will be prepared once buyer selects specific program options.

G0201C007-1        Incorporation of Finish Specification F-109-TBD for Midwest Express 717-200
                                                                                                                 NC
                       Note: A version of G0201C007 will be prepared once buyer selects specific interior finish color, upholstery and exterior scheme.

G0219C006A         Certification for Dispatch with One Brake Hydraulic System Inoperative                      42,700
                   Within Any One Wheel

G0320D024          Increased Maximum Taxi Weight (MTW) from 111,000 lbs to 115,000 lbs                         196,900
                   and Maximum Takeoff Gross Weight (MTOGW) from 110,000 Lbs to
                   114,000 Lbs

G2122C001C         Installation of Gasper Booster Fan System                                                   28,400


G2312C007          Installation of a Third ARINC 716/750 VHF Communications System Utilizing                   42,200
                   Existing Partial Provisions

G2322S003          Installation of a Generic Non-functional SELCAL Plug                                          NC

G2324C004D         Installation of a Seller-Furnished ARINC 744A Full Format Printer                           31,600

G2324C008A         Installation of a Communications Management Unit (CMU) Mark 2 Utilizing                     61,100
                    Existing Partial Provisions

G2332C005          Installation of a Matsushita Prerecorded Announcement System With                           31,700
                   Boarding Music

G2500C027B-1       Installation of a 88-Passenger All-Business Class Interior Arrangement for                  28,200
                   Midwest Express

                       Note: A version of SCN G2500C027B will be created to install a custom
                                88-passenger All Business Class Interior J152511 for Midwest Express.

G2500C029          Custom Airline Soft Good Finish Materials                                                   61,800
                                                                                                             ** see note

                        Note: Price to be adjusted based on choice of soft good finish materials.                BQ
                                 ** Price includes an estimate provided by MWX for premium leather seat covers (minus the cost of seat covering material for Boeing baseline 106-passengers arrangement)

G2515C008          Replacement of IPECO Captain and First Officer Seats with IPECO Seat                         1,200
                   Faced in Lambswool

G2515C009A         Installation of Rotary Buckle on the Crotch Strap in Lieu of the Lap Belt
                   on Captain and First Officer Seats                                                            NC

                                           Midwest Express 717-200
                                                    SCN's
Option                                               Title                                                     Price
Number                                                                                                      in 7/00$, STE
--------------------------------------------------------------------------------------------------------------------------
G2523C004A-1       Certification of a New 16G Dynamic Seat Program (Non Standard Supplier/                      8,200
                    Vendor TBD)                                                                              ** see note

                        Note: A version of G2523C004A will be prepared to reflect Midwest Express                BQ
                        selection of TBD Vendor business class seat program.
                        **Price to be adjusted based upon definition of scope of work for certification.
G2531C014A         Definition of Interior Option FL4: BFE Galley G3A in Lieu of Forward Lavatory               (9,200)


G2531C015A-1       Certification of a New Galley Program (Non-Standard Supplier/Vendor TBD)                     5,400

                        Note: A version of G2531C015A will be prepared to reflect Midwest Express                BQ
                        selection of new TBD vendor galley program.
                        **Price to be adjusted based upon definition of scope of work for certification.

G3131C009A         Installation of an Allied Signal FDAMS/DFDAU Unit (Aircraft Condition                       79,900
                   Monitoring System)

G3242S001          Installation of Nose Landing Gear Radial Tires in Lieu of those Specified                     NC


G3246C002A         Installation of an Automatic Braking System with Landing and Takeoff Modes                  139,400


G3344C002B         Installation of Wing Tip Mounted Logo Lights Utilizing Existing                             18,200
                   Partial Provisions

G3446C003          Installation of 2 ATC Mode-S Transponders and TCAS Computer to Comply                       14,500
                   With TCAS Change 7 Requirements

G3511C002A         Install a 77-Cubic Foot Composite Crew Oxygen Cylinder with an Integrated                     NC
                   Regulator Shutoff Valve and Pressure Indicator

G3520C002A         Installation of 4-Person Oxygen Insert Assemblies Above Each Triple                          7,600
                   Passenger Seat Assembly and 3-Person Oxygen Insert Assemblies Above
                   Each Double Passenger Seat Assembly

G9900D018          Selection of a Puritan Bennett Buyer-Furnished Flight Crew Oxygen System                      N/C

------------------------------------------------------------------------------------------------------------------------
Total                                                                                                          789,800
========================================================================================================================

               AIRCRAFT DELIVERY REQUIREMENTS AND RESPONSIBILITIES

                                     between

                          MCDONNELL DOUGLAS CORPORATION
                                       and

                         Midwest Express Airlines, Inc.


                   Exhibit B to Purchase Agreement Number 2371



                                       B

Exhibit B to
Purchase Agreement No. 2371
Page 1


               AIRCRAFT DELIVERY REQUIREMENTS AND RESPONSIBILITIES

                                   relating to

                             MODEL 717-2BL AIRCRAFT


Both MDC and Customer have certain documentation and approval responsibilities at various times during the construction cycle of Customer's Aircraft that are critical to making the delivery of each Aircraft a positive experience for both parties. This Exhibit B documents those responsibilities and indicates recommended completion deadlines for the actions to be accomplished.

Exhibit B to
Purchase Agreement No. 2371
Page 2

1.     GOVERNMENT DOCUMENTATION REQUIREMENTS.

Certain actions are required to be taken by Customer in advance of the scheduled delivery month of each Aircraft with respect to obtaining certain government issued documentation.

       1.1    Airworthiness and Registration Documents.

              Not later than 10 months prior to delivery of each Aircraft, Customer will notify MDC of the registration number to be painted on the side of the Aircraft. In addition, and not later than 3 months prior to delivery of each Aircraft, Customer will, by letter to the regulatory authority having jurisdiction, authorize the temporary use of such registration numbers by MDC during the pre-delivery testing of the Aircraft.

Customer is responsible for furnishing any Temporary or Permanent Registration Certificates required by any governmental authority having jurisdiction to be displayed aboard the Aircraft after delivery.

       1.2    Certificate of Sanitary Construction.

              1.2.1 U.S. Registered Aircraft. MDC will at its sole cost obtain from the United States Public Health Service, a United States Certificate of Sanitary Construction to be displayed aboard each Aircraft after delivery to Customer.

              1.2.2 Non-U.S. Registered Aircraft. If Customer requires a United States Certificate of Sanitary Construction at the time of delivery of the Aircraft, Customer will give written notice thereof to MDC at least 3 months prior to delivery. MDC will at its sole cost then use commercially reasonable efforts to obtain the Certificate from the United States Public Health Service and present it to Customer at the time of Aircraft delivery.

       1.3    Confirmation of No Prior Registration.

              MDC will instruct the FAA to confirm to Customer's applicable regulatory agency that the Aircraft has not been previously registered in the United States subject to Customer's written request to provide such confirmation no later that 45 days prior to delivery.

       1.4    Customs Documentation.

              1.4.1 Import Documentation. If the Aircraft is intended to be exported from the United States, Customer must notify MDC not later than 3 months prior to delivery of each Aircraft of any documentation required by the customs authorities or by any other agency of the country of import.

Exhibit B to
Purchase Agreement No. 2371
Page 3

              1.4.2 General Declaration - U.S. If the Aircraft is intended to be exported from the United States, MDC will prepare Customs Form 7507, General Declaration, for execution by U.S. Customs immediately prior to the ferry flight of the Aircraft. For this purpose, Customer will furnish to MDC not later than 7 days prior to delivery a complete crew and passenger list and a complete ferry flight itinerary, including point of exit from the United States for the Aircraft.

If Customer intends, during the ferry flight of an Aircraft, to land at a U.S. airport after clearing Customs at delivery, Customer must notify MDC not later than 7 days prior to delivery of such intention. If MDC receives such notification, MDC will provide to Customer the documents constituting a Customs permit to proceed, allowing such Aircraft to depart after any such landing. Sufficient copies of completed Form 7507, along with passenger manifest, will be furnished to Customer to cover U.S. stops scheduled for the ferry flight.

2.     Insurance CertificateS.

       Unless provided earlier, Customer will provide to MDC not later than 10 days prior to delivery of the first Aircraft, a copy of the requisite annual insurance certificate in accordance with the requirements of Article 8 of the AGTA.

3      NOTICE OF FLYAWAY CONFIGURATION.

       3.1    Ownership Placards.

       If requested by Customer, MDC at no additional cost to Customer will fabricate and install ownership placards on the airframe and/or engines subject to Customer providing the following information to MDC no later than 30 days prior to delivery:

              (i) the legend to appear on the ownership placards, and

              (ii) the placard installation location such as on the airframe only, the engines only, or on both the airframe and engines.

       3.2    Delivery Requirements.

       Not later than 7 days prior to delivery of the Aircraft, Customer will provide to MDC a configuration letter stating the requested "flyaway configuration" of the Aircraft for its ferry flight. This configuration letter should include:

              (i) the quantity of fuel to be loaded on the Aircraft prior to the ferry flight and any scheduled post-delivery flight training;

              (ii) the cargo to be loaded on the Aircraft including quantity, description, weight, part number and value of each item,

Exhibit B to
Purchase Agreement No. 2371
Page 4

              (iii) any BFE equipment to be removed prior to flyaway and returned to MDC BFE stores for installation on Customer's subsequent Aircraft;

              (iv) a list of the names of the crew members and non-revenue passengers that will be aboard the ferry flight; and

              (v) a complete ferry flight itinerary.

4.     DELIVERY ACTIONS BY MDC.

       4.1 Schedule of Inspections. All FAA, MDC, Customer and, if required, U.S. Customs Bureau inspections will be scheduled by MDC for completion prior to delivery or departure of the Aircraft. Customer will be informed of such schedules.

       4.2 Schedule of Demonstration Flights. All FAA and Customer demonstration flights will be scheduled by MDC for completion prior to delivery of the Aircraft.

       4.3 Schedule for Customer's Flight Crew. At least 10 days prior to the scheduled delivery date of each aircraft, MDC will inform Customer of the date that a flight crew is required for acceptance routines associated with delivery of the Aircraft.

       4.4 Fuel Provided by MDC. MDC will provide to Customer, without charge, the amount of fuel shown in U.S. gallons in the table below for the model of Aircraft being delivered and full capacity of engine oil at the time of delivery or prior to the ferry flight of the Aircraft.

        Aircraft Model                        Fuel Provided
             717                                  1,000


       4.5 Flight Crew and Passenger Consumables. MDC will provide without charge reasonable quantities of food, coat hangers, towels, toilet tissue, drinking cups and soap for the first segment of the ferry flight for the Aircraft.

       4.6 Delivery Papers, Documents and Data. MDC will have available at the time of delivery of the Aircraft certain delivery papers, documents and data for execution and delivery. If title for the Aircraft will be transferred to Customer through a MDC sales subsidiary and if the Aircraft will be registered with the FAA, MDC will pre-position in Oklahoma City, Oklahoma, for filing with the FAA at the time of delivery of the Aircraft an executed original Form 8050-2, Aircraft Bill of Sale, indicating transfer of title to the Aircraft from MDC's sales subsidiary to Customer.

       4.7 Delegation of Authority. If specifically requested in advance by Customer, MDC will present a certified copy of a Resolution of Boeing's Board of Directors, designating and authorizing certain persons to act on its behalf in connection with delivery of the Aircraft.

5.     DELIVERY ACTIONS BY CUSTOMER.

       5.1 Financing Arrangements. As soon as practicable, Customer will advise MDC of any special financing arrangements in connection with the delivery including Customer's intent to assign the Aircraft to a third party at time of title transfer.

       5.2 BFE Value. No later than 90 days prior to delivery, Customer will provide a BFE invoice reflecting the total amount of BFE installed on the Aircraft.

       5.3 Fuel Receipt. At delivery Customer will execute a fuel receipt acknowledging the amount of fuel loaded on the Aircraft prior to the ferry flight. Boeing will invoice Customer for this fuel less the amount provided at no charge as set forth in paragraph 4.4 above.

       5.4 Aircraft Radio Station License. At delivery Customer will provide its Aircraft Radio Station License to be placed on board the Aircraft following delivery.

       5.5. Aircraft Flight Log. At delivery Customer will provide the Aircraft Flight Log for the Aircraft.

       5.6 Delegation of Authority. Customer will present to MDC at delivery of the Aircraft an original or certified copy of Customer's Delegation of Authority designating and authorizing certain persons to act on its behalf in connection with delivery of the specified Aircraft.

       5.7 Affidavit of Arrival. No later than 14 days after delivery, Customer will submit to Boeing an Affidavit of Arrival indicating the date and airport at which the ferry flight was completed.

                              ESCALATION ADJUSTMENT


                         AIRFRAME AND OPTIONAL FEATURES


                                     between

                          MCDONNELL DOUGLAS CORPORATION

                                       and

                         Midwest Express Airlines, Inc.


           Supplemental Exhibit AE1 to Purchase Agreement Number 2371


             (For Model 717-200, 737-600, 737-700, 737-800, 737-900,
              777-200X and 777-300X the Airframe Price Includes the
                    Engine Price at its basic thrust level.)

1.     Formula.

       Airframe and Optional Features price adjustments (Airframe Price Adjustment) are used to allow prices to be stated in current year dollars at the signing of this Purchase Agreement and to adjust the amount to be paid by Customer at delivery for the effects of economic fluctuation. The Airframe Price Adjustment will be determined at the time of Aircraft delivery in accordance with the following formula:

         Pa = (P+B)(L + M) - P

         Where:

                     Pa = Airframe Price Adjustment. (For Model 717-200, 737-600, 737-700, 737-800, 737-900, 777-200X and
                           777-300X the Airframe Price includes the Engine Price at its basic thrust level.)

                      L =  .65 x ( ECI
                                  -----
                                   ECIb)   where ECIb is the base
                                           year index (as set forth in
                                           Table 1 of this Purchase
                                           Agreement)

                      M =  .35 x ( ICI
                                  -----
                                   ICIb)   where ICIb is the base year index
                                           (as set forth in Table 1 of this
                                           Purchase Agreement)

                      P = Airframe Price plus Optional Features Price (as set forth in Table 1 of this Purchase Agreement).

                      B =  0.005 x (N/12) x (P) where N is the calendar month
                                                and year of scheduled Aircraft
                                                delivery minus the calendar
                                                month and year of the Base Price
                                                Year, both as shown in Table 1
                                                of this Purchase Agreement.

                      ECI is a value determined using the U.S. Department of Labor, Bureau of Labor Statistics "Employment Cost Index for workers in aerospace manufacturing - Wages and Salaries" (ECI code 3721W), calculated by establishing a three-month arithmetic average value (expressed as a decimal and rounded to the nearest tenth) using the values for the fifth, sixth and seventh months prior to the month of scheduled delivery of the applicable Aircraft. As the Employment Cost Index values are only released on a quarterly basis, the value released for the month of March will be used for the months of January and February; the value for June used for April and May; the value for September used for July and August; and the value for December used for October and November.

                      ICI is a value determined using the U.S. Department of Labor, Bureau of Labor Statistics "Producer Prices and Price Index - Industrial Commodities Index ", calculated as a 3-month arithmetic average of the released monthly values (expressed as a decimal and rounded to the nearest tenth) using the values for the 5th, 6th and 7th months prior to the month of scheduled delivery of the applicable Aircraft.

                      As an example, for an Aircraft scheduled to be delivered in the month of January, the months June, July and August of the preceding year will be utilized in determining the value of ECI and ICI.

Note: i. In determining the values of L and M, all calculations and resulting values will be expressed as a decimal rounded to the nearest ten-thousandth.

       ii. .65 is the numeric ratio attributed to labor in the Airframe Price Adjustment formula.

       iii. .35 is the numeric ratio attributed to materials in the Airframe Price Adjustment formula.

       Iv. The denominators (base year indices) are the actual average values reported by the U.S. Department of Labor, Bureau of Labor Statistics (base year June 1989 = 100). The applicable base year and corresponding denominator is provided by Boeing in Table 1 of this Purchase Agreement.

       iv. The final value of Pa will be rounded to the nearest dollar.

       vi. The Airframe Price Adjustment will not be made if it will result in a decrease in the Aircraft Basic Price.

2.     Values to be Utilized in the Event of Unavailability.

       2.1 If the Bureau of Labor Statistics substantially revises the methodology used for the determination of the values to be used to determine the ECI and ICI values (in contrast to benchmark adjustments or other corrections of previously released values), or for any reason has not released values needed to determine the applicable Airframe Price Adjustment, the parties will, prior to the delivery of any such Aircraft, select a substitute from other Bureau of Labor Statistics data or similar data reported by non-governmental organizations. Such substitute will result in the same adjustment, insofar as possible, as would have been calculated utilizing the original values adjusted for fluctuation during the applicable time period. However, if within 24 months after delivery of the Aircraft, the Bureau of Labor Statistics should resume releasing values for the months needed to determine the Airframe Price Adjustment, such values will be used to determine any increase or decrease in the Airframe Price Adjustment for the Aircraft from that determined at the time of delivery of the Aircraft. A credit memorandum or supplemental invoice will be issued for the Airframe Price Adjustment difference. Interest charges will not apply for the period of original invoice to issuance of credit memorandum or supplemental invoice.

         2.2 Notwithstanding Article 2.1 above, if prior to the scheduled delivery month of an Aircraft the Bureau of Labor Statistics changes the base year for determination of the ECI and ICI values as defined above, such re-based values will be incorporated in the Airframe Price Adjustment calculation.

         2.3 In the event escalation provisions are made non-enforceable or otherwise rendered void by any agency of the United States Government, the parties agree, to the extent they may lawfully do so, to equitably adjust the Aircraft Price of any affected Aircraft to reflect an allowance for increases or decreases in labor compensation and material costs occurring since February of the price base year shown in the Purchase Agreement which is consistent with the applicable provisions of paragraph 1 of this Supplemental Exhibit AE1.

         2.4 If within 12 months of Aircraft delivery, the published index values are revised due to an acknowledged error by the Bureau of Labor Statistics, the Airframe Price Adjustment will be re-calculated using the revised index values (this does not include those values noted as preliminary by the Bureau of Labor Statistics). A credit memorandum or supplemental invoice will be issued for the Airframe Price Adjustment difference. Interest charges will not apply for the period of original invoice to issuance of credit memorandum or supplemental invoice.

Note: i. The values released by the Bureau of Labor Statistics and available to Boeing 30 days prior to the scheduled delivery month of an Aircraft will be used to determine the ECI and ICI values for the applicable months (including those noted as preliminary by the Bureau of Labor Statistics) to calculate the Airframe Price Adjustment for the Aircraft invoice at the time of delivery. The values will be considered final and no Airframe Price Adjustments will be made after Aircraft delivery for any subsequent changes in published Index values, subject always to paragraph 2.4 above.

       ii. The maximum number of digits to the right of the decimal after rounding utilized in any part of the Airframe Price Adjustment equation will be 4, where rounding of the fourth digit will be increased to the next highest digit when the 5th digit is equal to 5 or greater.

                       BUYER FURNISHED EQUIPMENT VARIABLES

                                     between

                          MCDONNELL DOUGLAS CORPORATION

                                       and

                         Midwest Express Airlines, Inc.


           Supplemental Exhibit BFE1 to Purchase Agreement Number 2371



                                      BFE1

                       BUYER FURNISHED EQUIPMENT VARIABLES

                                   relating to

                             MODEL 717-2BL AIRCRAFT


This Supplemental Exhibit BFE1 contains vendor selection dates, on-dock dates and other variables applicable to the Aircraft.

1.       Supplier Selection.

         Customer will:

         1.1 Select and notify MDC of the suppliers of the following BFE items by the following dates:

            Galley System                       December 14, 2001
                                               ---------------------

            Seats (passenger)                    November 16, 2001
                                               ---------------------





                                     BFE1-1

2.       On-dock Dates

MDC will provide to Customer prior to June 29, 2001 a BFE Requirements On-Dock/Inventory Document (BFE Document) or an electronically transmitted BFE Report which may be periodically revised, setting forth the items, quantities, on-dock dates and shipping instructions relating to the in-sequence installation of BFE.








                                     BFE1-2

                           CUSTOMER SUPPORT VARIABLES

                                     between

                          MCDONNELL DOUGLAS CORPORATION

                                       and

                         Midwest Express Airlines, Inc.


           Supplemental Exhibit CS1 to Purchase Agreement Number 2371


                                      CS1

                           CUSTOMER SUPPORT VARIABLES

                                   relating to

                           MDC MODEL 717-2BL AIRCRAFT


Customer and MDC will conduct planning conferences approximately 12 months before delivery of the first Aircraft, or as otherwise agreed, to develop and schedule a customized Customer Support Program to be furnished by MDC in support of the Aircraft.

The customized Customer Support Program will be based upon and equivalent to the entitlements summarized below. Unless explicitly provided otherwise, all aspects of the Customer Support Program shall be provided by MDC/Boeing at no added charge to Customer.

Part 1: Maintenance and Flight Training Programs; Operations Engineering Support

1.     Maintenance Training.

       1.1    Airplane General Familiarization Course; 1 class of 24 students;

       1.2    Mechanical/Power Plant Course; 2 classes of 15 students;

       1.3    Electrical Systems Course; 2 classes of 15 students;

       1.4    Avionics Systems Course; 2 classes of 15 students;

       1.5    Composite Repair Course for Technicians; 1 class of 8 students;

       1.6    Corrosion Prevention and Control Course; 1 class of 10 students;

       1.7    Airplane Rigging Course; 1 class of 6 students;

       1.8 Training materials will be provided to each student. In addition, one set of training materials used in MDC's training program, including visual aids, Computer Based Training Courseware, instrument panel wall charts, text/graphics, video programs, etc. will be provided for use in Customer's own training program. Items will be provided without revision service.


                                     CS1-1

2.     Flight Training.

       2.1 Transition training for 8 flight crews (16 pilots); The training will consist of ground school (utilizing computer based training), fixed base simulator, full flight simulator.

       2.2    Flight Dispatcher training; 2 classes of 6 students;

       2.3    Flight Attendant training; 2 classes of 12 students;

       2.4    Performance Engineer Training; will be provided at MDC's facility.

       2.5 One copy of the Flight Crew Operating Manual (FCOM) will be provided to each student. In addition, one set of training materials as used in MDC's training program, including visual aids, Computer Based Training Courseware (Microsoft compatible), instrument panel prints, text/graphics, video programs, etc. will be provided. Customer is hereby granted a license to modify and copy the Computer Based Training Courseware provided hereunder solely for training Customer's employees.

       2.6    Additional Flight Operations Services:

              a. MDC flight crew personnel to assist in ferrying the first aircraft to Customer's main base;

              b. Instructor pilots for 90 instructor pilot days for revenue service training assistance;

              c. An instructor pilot to visit Customer 6 months after revenue service training to review Customer's flight crew operations for a 2 week period.


                                     CS1-2

3.     Planning Assistance.

       3.1    Maintenance and Ground Operations.

              a) Maintenance Program Planning - Provide technical assistance in planning aircraft maintenance requirements and documentation.

              b) Ground Support Equipment Planning - Recommend ground support equipment necessary for operation of the aircraft and provide a summary of ground support equipment suitable for use in maintenance and servicing.

              c) Maintenance Engineering Operations Review - Upon request, MDC will conduct a maintenance operations review consisting of assistance to analyze Customer's current maintenance and engineering operational requirements, reliability and maintenance specifications, maintenance costs and reliability accounting practices. The objective of such review is to improve the interactions of operations, engineering, maintenance and logistics for improved operational effectiveness. MDC will provide the findings and recommendations in a report to the Customer. This service will be available until one year after delivery of the last Aircraft.


       3.2    Spares.

              a)     Recommended Spares Parts List (RSPL)

                     customized RSPL, data and documents will be provided to identify spare parts required for Customer's support program.

              b)     Illustrated Parts Catalog (Provisioning IPC)
                     A customized Provisioning IPC in accordance with ATA 100 will be provided.

              c)     Provisioning Training
                     Provisioning training will be provided for Customer's personnel at MDC's facilities, where documentation and technical expertise are available. Training is focused on the initial provisioning process and calculations reflected in the MDC RSPL.

              d)     Spares Provisioning Conference
                     A provisioning conference will be conducted, normally at MDC's facilities where technical data and personnel are available.

4:     Technical Publications Data



                                     CS1-3

       The Technical Publications provided by MDC are listed below. Except for the Illustrated Parts Catalog (IPC), Boeing will at no charge to Customer provide revisions to such Technical Publications Data reflecting changes developed by Boeing, for as long as Customer operates an Aircraft. Revisions to the IPC are provided free of charge until three months after delivery of the last Aircraft.

       A.     Maintenance Engineering Data
              -----------------------------------
              Access Door Diagrams & Data Sheets
              Aircraft Recovery Manual
              Component Description & Location List
              FAA Maintenance Review Board Report
              Maintenance Check Manual (work cards)
              Maintenance Facility and Equipment Planning Manual
              On-Aircraft Maintenance Planning Report
              Special Tool & Equipment Drawings
              Support Equipment Summary
              Aircraft Zoning Report
              Structural Diagrams Reference Manual

       B.     Technical Publications Data.
              ---------------------------
              Flight Crew Operating Manual
              Aircraft Maintenance Manual
              Systems Schematics Manual
              Seller Overhaul/Component Maintenance Manual
              Wiring Diagram Manual
              Illustrated Tool & Equipment Lists
              Nondestructive Test Manual
              Nondestructive Testing Standard Practices Manual
              Structural Repair Manual
              Service Bulletins
              Service Bulletin Index
              Illustrated Parts Catalog
              Fault Isolation Manual
              Fault Reporting Manual
              Standard Wiring Practices Manual (Ch.20)
              Spares Interchangeability Manual
              Cross Reference Index

       C.     Engineering Data
              -------------------
              Aircraft Characteristics for Airport Planning
              Design Handbook
              Douglas Material Specifications Manual
              Douglas Process Material Index
              Douglas Process Standards Manual
              Drafting Manual

                                     CS1-4

              Drawing Section List
              Engineering Drawings
              FAA Approved Airplane Flight Manual
              Flying Qualities Report
              Dispatch Deviation Guide
              On-Board Wiring Diagram Book
              Approved Equivalent Parts List
              Master Minimum Equipment List
              Douglas Standards Manual
              Master Component List
              Flight Planning and Performance Manual
              Weight & Balance Manual, Chapter1
              Weight & Balance Manual, Chapter 2
              Weight & Balance Manual, Chapter 1 & 2, On-Board Copy
              Weight Compliance Report
              Performance Engineer's Manual
              Airworthiness Limitation Instructions
              SCAP (Standard Computerized Airplane Performance) Module for
               Takeoff and Landing

       D.     Spares Data
              ------------
              Overhaul Manual/Component Maintenance Manual Index
              Product Support Supplier Directory
              Product Support Supplier Agreements Manual
              Supplier Technical Data
                a.   Component Maintenance/Overhaul Manuals
                b.   Service Bulletins
                c.   Ground Support Equipment Data
                d.   Provisioning Data
                e.   Publications Index

              Technical Data Report

       E.     Flight Technical Data
              ----------------------
              Operational Performance Software
                a.   Enroute performance program for flight planning and mission studies
                b.   Cruise audit (performance monitoring) program





                                     CS1-5

                               ENGINE ESCALATION,
                      ENGINE WARRANTY AND PATENT INDEMNITY

                                     between

                          MCDONNELL DOUGLAS CORPORATION

                                       and

                         Midwest Express Airlines, Inc.


           Supplemental Exhibit EE1 to Purchase Agreement Number 2371

                               ENGINE ESCALATION,
                      ENGINE WARRANTY AND PATENT INDEMNITY

                                   relating to

                             MODEL 717-2BL AIRCRAFT


1. ENGINE ESCALATION. No separate engine escalation methodology is defined for the 717-200 Aircraft. Pursuant to the AGTA, the engine prices for these Aircraft are included in and will be escalated in the same manner as the Airframe.

2. ENGINE WARRANTY AND PRODUCT SUPPORT PLAN. MDC has obtained from BMW Rolls-Royce GmbH the right to extend to Customer the provisions of BMW Rolls-Royce Warranty Agreement "BR715 Engine Warranty Agreement" (hereafter referred to as "Warranty Agreement") subject, however to Customer's acceptance of the conditions set forth therein. Accordingly, MDC hereby extends to Customer and Customer hereby accepts that the provisions of the Warranty Agreement shall apply to Engines installed in the Aircraft at the time of delivery, provided that the Customer may, by notice given to MDC and BMW Rolls-Royce prior to delivery of the Aircraft, elect to substitute for the Warranty Agreement any corresponding warranty included either in a General Terms Agreement currently effective between Customer and BMW Rolls-Royce or in a contract for the sale by BMW Rolls-Royce to Customer of engines. In consideration for such extension, Customer hereby releases and discharges MDC from any and all claims, obligations and liabilities whatsoever arising out of the purchase or use of said installed engines, except for obligations or liabilities arising from the location or mounting of the engines on the aircraft, and releases and discharges BMW Rolls-Royce from any and all claims, obligations and liabilities whatsoever arising out of the purchase or use of said installed engines except as otherwise expressly assumed by BMW Rolls-Royce in such Warranty Agreement.

Copies of this Warranty Agreement may be obtained directly from BMW Rolls-Royce.



                                     EE1-1

                         SERVICE LIFE POLICY COMPONENTS

                                     between

                          MCDONNELL DOUGLAS CORPORATION

                                       and

                         Midwest Express Airlines, Inc.


           Supplemental Exhibit SLP1 to Purchase Agreement Number 2371


                                      SLP1

                         SERVICE LIFE POLICY COMPONENTS

                                   relating to

                             MDC MODEL 717 AIRCRAFT


This is the listing of SLP Components for the Aircraft which relate to Part 3, Boeing Service Life Policy of Exhibit C, Product Assurance Document to the AGTA and is a part of Purchase Agreement No. 2371.

1.     Pylons

        (a)  Front engine mount yoke
        (b)  Spars (including spar caps, webs and stiffeners)
        (c)  Front engine mount to pylon attach fitting
        (d)  Aft engine mount to pylon attach fitting
        (e)  Upper and lower skin and stiffeners between spars
        (f)  Pylon to fuselage attach angles and fittings

2.     Wings

        (a)  Front and rear spars (including spar caps, webs and stiffeners)
        (b)  Upper and lower stringers and skin between spars
        (c)  Landing gear bulkhead and landing gear attach fitting
        (d)  Bulkhead at side of fuselage, including trapezoidal panel
        (e)  Ribs in the wing
        (f)  Wing to fuselage attach tee
        (g)  Wing flap attach fittings

3.     Fuselage

       Frames, plating, longerons and pressure bulkheads, but excluding all non-load carrying access doors.

4.     Empennage

        (a)  Vertical stabilizer spars and skin between spars
        (b)  Aft fuselage vertical stabilizer carry-through structure
        (c) Horizontal stabilizer spars, integral skin and stringers between spars, and pivot fittings



                                      SLP1

5.     Landing Gear Components

       (1)    Main Gear

              (a)  Cylinder
              (b)  Piston/axle
              (c)  Side brace (upper and lower)
              (d)  Fixed side brace
              (e)  Orifice support tube
              (f)  Torque links

         (2)   Nose Gear

              (a)  Housing
              (b)  Piston
              (c)  Axle
              (d)  Orifice support tube
              (e)  Cylinder
              (f)  Torque links
              (g)  Cross tube
              (h)  Drag links (upper and lower)

NOTE: The Service Life Policy does not cover any bearings, bolts, bushings, clamps, brackets, actuating mechanisms or latching mechanisms used in or on the Covered Components.





                                      SLP1

                          Supplemental Agreement No. 1

                                       to

                           Purchase Agreement No. 2371

                                     between

                        The McDonnell Douglas Corporation

                                       And

                         Midwest Express Airlines, Inc.

                       Relating to Model 717-2BL Aircraft


       THIS SUPPLEMENTAL AGREEMENT, entered into as of the April 12, 2002, by and between The McDonnell Douglas Corporation, (MDC), and Midwest Express Airlines, Inc. (Customer);

                              W I T N E S S E T H:
                              - - - - - - - - - -

       WHEREAS, the parties entered into that certain Purchase Agreement No. 2371, dated September 28, 2001, relating to the purchase and sale of certain MDC Model 717-2BL aircraft (the Aircraft), which agreement, with all exhibits, specifications and letter agreements related to or attached thereto, is hereinafter called the "Purchase Agreement"; and

       WHEREAS, Customer agrees (i) to exercise five Purchase Rights Aircraft, thereby increasing the total number of Aircraft to twenty-five, (ii) to re-schedule the twenty-five Aircraft to one a month, and (iii) to certain other matters:

       NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree to supplement the Purchase Agreement as follows:

       All terms used herein and in the Purchase Agreement, and not defined herein, shall have the same meaning as in the Purchase Agreement.

1. To reflect the exercise of five purchase rights and the re-scheduling of the twenty-five Aircraft to a rate of one per month beginning in February 2003, Table 1 to the Purchase Agreement is hereby deleted in its entirety and replaced with a new Table 1 which is attached hereto.



                                      S1-1

Supplemental Agreement 1 to                                               page 2
Purchase Agreement No. 2371

2. MDC and Customer have agreed to amend certain other business matters, therefore Letter Agreement No 6-1162-RCN-1481 is hereby deleted in its entirety and replaced with a new Letter Agreement No. 6-1162-RCN-1481R1 which is attached hereto.



EXECUTED as of the day and year first above written.


MCDONNELL DOUGLAS CORP.                     MIDWEST EXPRESS AIRLINES, INC.


By: /s/ Rick Nelson                         By: /s/ Timothy E. Hoeksema
   ------------------------------              ------------------------


Its: Attorney-In-Fact                       Its: Chairman of the Board,
                                                 President and Chief
                                                 Executive Officer




                                      S1-2

Airframe Model/MTGW:               717-200          114,000
Engine Model:                   BR700-715A1-30
Airframe Price:                                               $32,017,000
Optional Features:                                               $789,800
                                                               ----------
Sub-Total of Airframe and Features:                           $32,806,800
Engine Price (Per Aircraft):                                           $0
Aircraft Basic Price (Excluding BFE/BDE):                     $32,806,800
                                                               ==========
Buyer Furnished Equipment (BFE) Estimate:                        $600,000
Buyer Designated Equipment (BDE) Estimate:                             $0

Refundable Deposit per Aircraft at Proposal Acceptance:           $75,000


Detail Specification:        CS7172F (2/1/2000)
Price Base Year:             Jul-00              00A

 Airframe and  Engine Escalation Data:
Base Year Index (ECI):                    145.40
Base Year Index (ICI):                    130.30

                                                               Advance Payment Per Aircraft (Amts. Due/Mos. Prior to Delivery):
                           Escalation    Escalation Estimate  ------------------------------------------------------------------
  Delivery    Number of      Factor       Adv Payment Base    At Signing      24 Mos.     21/18/12/9/6 Mos.           Total
    Date      Aircraft     (Airframe)      Price Per A/P          1%            4%               5%                    30%
    ----      --------     ----------      -------------          --            --               --                    ---
  Feb-2003        1          1.1011         $36,124,000        $286,240     $1,444,960       $1,806,200            $10,837,200
  Mar-2003        1          1.1037         $36,209,000        $287,090     $1,448,360       $1,810,450            $10,862,700
  Apr-2003        1          1.1069         $36,314,000        $288,140     $1,452,560       $1,815,700            $10,894,200
  May-2003        1          1.1093         $36,393,000        $288,930     $1,455,720       $1,819,650            $10,917,900
  Jun-2003        1          1.1125         $36,498,000        $289,980     $1,459,920       $1,824,900            $10,949,400
  Jul-2003        1          1.1154         $36,593,000        $290,930     $1,463,720       $1,829,650            $10,977,900
  Aug-2003        1          1.1187         $36,701,000        $292,010     $1,468,040       $1,835,050            $11,010,300
  Sep-2003        1          1.1222         $36,816,000        $293,160     $1,472,640       $1,840,800            $11,044,800
  Oct-2003        1          1.1259         $36,937,000        $294,370     $1,477,480       $1,846,850            $11,081,100
  Nov-2003        1          1.1294         $37,052,000        $295,520     $1,482,080       $1,852,600            $11,115,600
  Dec-2003        1          1.1321         $37,141,000        $296,410     $1,485,640       $1,857,050            $11,142,300
  Jan-2004        1          1.1347         $37,226,000        $297,260     $1,489,040       $1,861,300            $11,167,800
  Feb-2004        1          1.1373         $37,311,000        $298,110     $1,492,440       $1,865,550            $11,193,300
  Mar-2004        1          1.1402         $37,406,000        $299,060     $1,496,240       $1,870,300            $11,221,800
  Apr-2004        1          1.143          $37,498,000        $299,980     $1,499,920       $1,874,900            $11,249,400
  May-2004        1          1.1457         $37,587,000        $300,870     $1,503,480       $1,879,350            $11,276,100
  Jun-2004        1          1.1489         $37,692,000        $301,920     $1,507,680       $1,884,600            $11,307,600
  Jul-2004        1          1.1521         $37,797,000        $302,970     $1,511,880       $1,889,850            $11,339,100
  Aug-2004        1          1.155          $37,892,000        $303,920     $1,515,680       $1,894,600            $11,367,600
  Sep-2004        1          1.1588         $38,017,000        $305,170     $1,520,680       $1,900,850            $11,405,100
  Oct-2004        1          1.1623         $38,131,000        $381,310     $1,525,240       $1,906,550            $11,514,300
  Nov-2004        1          1.1658         $38,246,000        $382,460     $1,529,840       $1,912,300            $11,548,800
  Dec-2004        1          1.168          $38,318,000        $383,180     $1,532,720       $1,915,900            $11,570,400
  Jan-2005        1          1.1706         $38,404,000        $384,040     $1,536,160       $1,920,200            $11,596,200
  Feb-2005        1          1.1728         $38,476,000        $384,760     $1,539,040       $1,923,800            $11,617,800

Midwest Express Airlines, Inc.
6744 South Howell Avenue
Oak Creek, Wisconsin 53154


Subject:       Other Matters - *

Reference:     Purchase Agreement No. 2371 (The Purchase Agreement) between
               McDonnell Douglas Corporation (MDC) and Midwest Express Airlines,
               Inc.(Customer) relating to Model 717-2BL aircraft (the Aircraft)

This letter amends the Purchase Agreement. All terms used but not defined in this Letter Agreement shall have the same meaning as in the Purchase Agreement.

*

*
* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the SEC pursuant to Rule 24b-2.

MDC and Customer agree that this Letter Agreement is confidential and shall not disclose it or its contents to any third party, except associated companies, subsidiaries or affiliates of Customer or MDC and their financial and legal advisors and potential financiers (provided such advisors and financiers are under a prior written obligation to keep this Letter Agreement and its terms confidential), as required by law, the Security Exchange Commission (SEC), or as required to perform and enforce the terms hereof, without the prior written consent of the other party, which shall not be unreasonably withheld.

Sincerely,

MCDONNELL DOUGLAS CORPORATION,


BY  /s/ Rick Nelson
----------------------------

ITS Attorney-In-Fact


ACCEPTED AND AGREED TO THIS

DATE: September 28, 2001


MIDWEST EXPRESS AIRLINES, INC.


BY /s/ Timothy E. Hoeksema

ITS Chairman of the Board, President
    and Chief Executive Officer

Midwest Express Airlines, Inc.
6744 South Howell Ave.
Oak Creek, WI 53154

Subject:          *

Reference (1)     Purchase Agreement No. 2371 (the Purchase Agreement) between
                  The McDonnell Douglas Corporation a wholly-owned subsidiary of The Boeing Company ("MDC") and Midwest Express Airlines, Inc.
                  ("Customer") relating to Model 717-2BL aircraft (the
                  "Aircraft")

Reference (2)     Boeing Document MDC-98K9020, Revision C, Performance of the
                  Boeing Jet Transport Model 717-200 with BR700-715 Engines

This Letter Agreement amends and supplements the Purchase Agreement. All terms used but not defined in this Letter Agreement have the same meaning as in the Purchase Agreement.

*

1.   *
2.   *
3.   *
4.   *
5.   *
6.   *
7.   *

8. Confidentiality. MDC and Customer agree that this Letter Agreement is confidential and shall not disclose it or its contents to any thid party, except associated companies, subsidiary or affiliates of MDC or Boeing and their financial and legal advisors and potential financiers (provided such advisors and financiers are under a prior written obligation to keep this Letter Agreement and its terms confidential), as required by law, the Security Exchange Commission (SEC), or as required to performand enforce the terms hereof, without the prior written consent of the other party, which shall not be unreasonably withheld.

Very truly yours

MCDONNELL DOUGLAS CORPORATION,


BY  /s/ Rick Nelson
----------------------------

ITS Attorney-In-Fact


ACCEPTED AND AGREED TO THIS

DATE: September 28, 2001


MIDWEST EXPRESS AIRLINES, INC.


BY /s/ Timothy E. Hoeksema

ITS Chairman of the Board, President
    and Chief Executive Officer

* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the SEC pursuant to Rule 24b-2. A portion of this page and two additional pages were redacted (the page following the redacted pages contained Item 8 and the signatures).

Attachment A


                                       *


* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the SEC pursuant to Rule 24b-2. Represents only one redacted page.

Midwest Express Airlines, Inc.
6744 South Howell Avenue
Oak Creek, Wisconsin 53154


Subject: Supplemental Agreement No. 1 and the Deferral of Payment of Advance Payments

Reference:      Purchase Agreement No. 2371 (The "Purchase Agreement") between
                The McDonnell Douglas Corporation a wholly-owned subsidiary of The Boeing Company ("MDC") and Midwest Express Airlines, Inc.
                ("Customer") relating to Model 717-2BL aircraft (the "Aircraft")


       This Letter Agreement amends the Purchase Agreement. All terms used but not defined in this Letter Agreement shall have the same meaning as in the Agreement.

       MDC and Customer intend to execute Supplemental Agreement No.1 to the Purchase Agreement by April 5, 2002. Such Supplemental Agreement amends the Purchase Agreement to accelerate deliveries to a rate of one aircraft every month and provides certain other considerations. However, as of the date of this Letter Agreement, Customer has not completed the related agreements it desires for the financing of i) certain advance payments and also ii) the financing of the Aircraft.

       In order to give Customer additional time to enter into an agreement with Rolls-Royce ("Rolls") to finance certain advance payments, MDC hereby agrees to defer payment until *, that portion of advance payments which otherwise would be due on April 1, 2002, and which Customer intends to finance via such Rolls Agreement. The amount of advance payments Customer intends to finance via the Rolls agreement is equal to *. Customer agrees to pay to MDC an advance payment by April 1, 2002, equal to *.

       MDC and Customer agree that this Letter Agreement is confidential and shall not disclose it or its contents to any third party, except associated companies, subsidiaries or affiliates of Customer or MDC and their financial and legal advisors and potential financiers (provided such advisors and financiers are

* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the SEC pursuant to Rule 24b-2.

under a prior written obligation to keep this Letter Agreement and its terms confidential), as required by law, the Securities and Exchange Commission (SEC), or as required to perform and enforce the terms hereof, without the prior written consent of the other party, which shall not be unreasonably withheld.



Very truly yours,

MCDONNELL DOUGLAS CORPORATION

By  /s/ Rick Nelson
  ------------------------------------

Its           Attorney-In-Fact
   --------------------------------------


ACCEPTED AND AGREED TO this

Date:    September 28, 2001
      ---------------


MIDWEST EXPRESS AIRLINES, INC.

By  /s/ Timothy E. Hoeksema
  ------------------------------------------

Its Chairman of the Board, Chief
    Executive Officer and President

Midwest Express Airlines, Inc.
6744 South Howell Avenue
Oak Creek, Wisconsin  53154

Subject:        Aircraft Performance Guarantees

Reference:      Purchase Agreement No. 2371 (the "Purchase Agreement") between
                The McDonnell Douglas Corporation a wholly-owned subsidiary of The Boeing Company ("MDC") and Midwest Express Airlines, Inc.
                ("Customer") relating to Model 717-2BL aircraft (the "Aircraft")


This Letter Agreement amends and supplements the Purchase Agreement. All terms used but not defined in this Letter Agreement have the same meaning as in the Purchase Agreement.

MDC agrees to provide Customer with the performance guarantees in the Attachment. The interior sound levels contained in section 4 of the Attachment will be revised to * prior to executing the Purchase Agreement.

These guarantees are exclusive as to the Aircraft performance and expire upon delivery of the Aircraft to Customer. *

MDC and Customer agree that this Letter Agreement is confidential and shall not disclose it or its contents to any third party, except associated companies, subsidiaries or affiliates of Customer or MDC and their financial and legal advisors (provided such advisors are under a prior written obligation to keep this Letter Agreement and its terms confidential), as required by law, the Security Exchange Commission (SEC), or as required to perform and enforce the terms hereof, without the written permission of the others, which shall not be unreasonably withheld.

* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the SEC pursuant to Rule 24b-2.

Very truly yours,

MCDONNELL DOUGLAS CORPORATION


By   /s/ Rick Nelson
  ------------------------------------------

Its           Attorney-In-Fact
   --------------------------------------


ACCEPTED AND AGREED TO this

Date:   September 28, 2001
      --------------


MIDWEST EXPRESS AIRLINES, INC.

By  /s/ Timothy E. Hoeksema
  ------------------------------------------

Its  Chairman of the Board, Chief
     Executive Officer and President

Attachment to Letter Agreement
No. 6-1162-RCN-1476
BR700-715A1-30 Engines
Page 1

                                       *


* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the SEC pursuant to Rule 24b-2. Twelve pages (including this page) were redacted.

Midwest Express Airlines, Inc.
6744 South Howell Avenue
Oak Creek, Wisconsin  53154

Subject:     Business Considerations

Reference:   Purchase Agreement No. 2371 (the "Purchase Agreement") between The
             McDonnell Douglas Corporation a wholly-owned subsidiary of The
             Boeing Company ("MDC") and Midwest Express Airlines, Inc.
             ("Customer") relating to Model 717-2BL aircraft (the "Aircraft")


This Letter Agreement amends and supplements the Purchase Agreement. All terms used but not defined in this Letter Agreement have the same meaning as in the Purchase Agreement.

1.     CREDIT MEMORANDA.

       MDC offers to Customer the following package of credit memoranda:

       1.1 Special Credit Memorandum. MDC will provide concurrent with the delivery of each Aircraft and Purchase Right Aircraft a credit memo equal to * subject to escalation pursuant to Supplemental Exhibit AE1 of the Purchase Agreement (2000 $ STE). Such credit will be applied to the aircraft purchase price owed at delivery.

       1.2 Additional Credit Memorandum. MDC will provide a credit memo in the amount of * Aircraft and in the amount of * Aircraft. MDC will also provide a credit memo in the amount of *. Such credit memo does not escalate and may, at Customers option, be applied to the purchase of MDC Customer Support goods and services (e.g. training, spares, simulator data, GSE etc.), *, or to the aircraft purchase price owed at delivery.

       1.3 Maximum Takeoff Weight (MTOW) Credit. MDC will provide concurrent with the delivery of each Aircraft and Purchase Right Aircraft a credit memo *.

* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the SEC pursuant to Rule 24b-2.

              Such credit may only be applied to the price of such increased
              MTOW.

       1.4 Quantity Bonus Credit Memorandum. MDC will provide * a credit memo equal to *. Such credit may, at Customers option, be applied to the aircraft purchase price owed at delivery or the purchase of MDC Customer Support goods and services (e.g., training, spares, simulator data, GSE etc. ).

       1.5 Introductory Support Credit Memorandum. To support the introduction of the 717, MDC will provide * a credit memo equal to *. Such credit may, at Customer's option, be applied to the purchase of MDC Customer Support goods and services (e.g. training, spares, simulator data, GSE etc.) or against the purchase price of the aircraft.

       1.6 Supplemental Support Credit Memorandum. MDC will provide * a credit memo equal to * (does not escalate). Such credit may, at Customer's option, be applied to the aircraft purchase price owed at delivery or the purchase of MDC Customer Support goods and services (e.g., training, spares, simulator data, GSE etc.).

       1.7 * Credit Memorandum. MDC will provide * credit memo equal to *. Such credit memorandum will be applied to the aircraft purchase price owed at delivery.


2.     PURCHASE RIGHT AIRCRAFT.

       MDC will also provide a total of 25 purchase rights for model 717-200 aircraft (Purchase Right Aircraft) subject to the following:

       2.1 All Purchase Right Aircraft delivery positions are subject to an available delivery position (STAP) until exercise of the purchase right. *

* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the SEC pursuant to Rule 24b-2.

       2.2 Midwest Express may exercise a purchase right for any available position by providing written notice to MDC. The parties agree to use best efforts to amend the Purchase Agreement within 30 days of such written notice to add the exercised Purchase Right Aircraft as an Aircraft.

       2.3    The Basic Price of the exercised Purchase Right Aircraft will be
              *.

       2.4 The Performance Guarantees for the Purchase Right Aircraft will be the same as those for the initial 25 Aircraft, except that MDC may amend them to reflect the incorporation of any government mandated or standard changes to the model 717 aircraft.

       2.5 Except as otherwise indicated herein, the terms for the Purchase Right Aircraft will be the same as those for Firm Aircraft.

       2.6 The 25 total purchase rights available to Customer will decrease by *.

       2.7 All exercised Purchase Right Aircraft must be scheduled for delivery prior to *.

3.     *.

       3.1    *.

       3.2 The * payment will be paid monthly to Customer in the order and at the dates and in the amounts specified in the * Support Table.

* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the SEC pursuant to Rule 24b-2.

       3.3    *

       3.4    *

4.     *

       *

       4.1    *



* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the SEC pursuant to Rule 24b-2.

       4.2 Conditions. The * shall not be effective until the 15th day of the month following the month of delivery of the applicable Aircraft to Customer and is conditioned upon all of the following:

              4.2.1  *; and

              4.2.2  The delivery to Customer of applicable Aircraft *; and

              4.2.3  *.

5.     *

       5.1    *

       5.2    *



* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the SEC pursuant to Rule 24b-2.

              *

       5.3    *

6.     ACCEPTANCE DEPOSIT.

       Upon execution of this Letter Agreement the acceptance deposit paid by Customer in the amount of $75,000 per Aircraft will be non-refundable.

7.     ALTERNATE ADVANCE PAYMENTS.

       Midwest Express may elect, subject to the conditions herein, to pay the alternate advance schedule below in lieu of the standard advance payment schedule contained in the Purchase Agreement. One alternate advance payment schedule pertains to the initial 25 Aircraft, the second pertains to exercised Purchase Right Aircraft.

       Initial 25 Aircraft

       |X|    *

       |X|    *

       |X| Midwest Express agrees to pay interest on the difference between the advance payments hereunder and those otherwise due under the standard advance payment schedule in the Purchase Agreement. The interest rate will be *. Interest will compound quarterly and is due and payable on the delivery date for each aircraft.

* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the SEC pursuant to Rule 24b-2.

       Exercised Purchase Right Aircraft

       |X| * of the Advance Payment Base Price for each Aircraft at the Definitive Agreement Date for the exercised Purchase Right Aircraft.

       |X| * of the Advance Payment Base Price for each Aircraft on the first business day of each month * months prior to the scheduled month of delivery.

       |X| Midwest Express agrees to pay interest on the difference between the advance payments hereunder and those otherwise due under the standard advance payment schedule in the Purchase Agreement. The interest rate will be *. Interest will compound quarterly and is due and payable on the delivery date for each aircraft.


8.     *

       8.1    *

       8.2    *

       8.3    *

       8.4    *


* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the SEC pursuant to Rule 24b-2.

9.     EXTENDED WARRANTY.

       MDC agrees to extend the standard Warranty Period contained in Exhibit C of AGTA-MWE from 36 to *.

10.    PROMOTIONAL SUPPORT.

       MDC agrees to make available to Customer as of the delivery date of the first Aircraft, * to be used for Customer's marketing and promotion programs. These programs may include marketing research; tourism development; corporate identity; direct marketing; video tape, or still photography; planning, design and production of collateral materials; management of promotion programs and advertising campaigns. There will be no cash payments or other support in lieu thereof. Following the execution of this Letter Agreement, a MDC Airline Promotion representative will meet with Customer's designated representative to discuss the extent, selection, scheduling, and funds disbursement process for the program.

11.    SETOFF RIGHTS AGAINST ADVANCE PAYMENTS.

       Customer agrees that in the event of a default of its obligations under the Purchase Agreement, MDC may apply any or all advance payments paid (including the acceptance deposit) by Customer with respect to an aircraft to cure, in part or in whole, any default with respect to any other aircraft or other obligation under the Purchase Agreement.

12.    MIDWEST EXPRESS HOLDINGS GUARANTEE.

       Midwest Express Holding, Inc. hereby agrees to guarantee the financial obligations of Customer contained in the Purchase Agreement.

13.    WARRANTY FOR SERVICES.

       With respect to any service provided under AGTA-MWE or Purchase Agreement No. 2371, MDC will provide the same warranty which would have applied had that service been obtained under CSGTA-MWE.

14.    ORANGE COUNTY AIRPORT SUPPORT.


* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the SEC pursuant to Rule 24b-2.

       MDC will provide a technical support agreement to assist Customer in obtaining regulatory approval to operate an Aircraft at Orange County Airport. MDC will provide a credit memorandum concurrent with the delivery of the first Aircraft in the amount of * which may only be applied to the price of such technical services agreement.

15.    NOISE IMPROVEMENT.

       MDC will continue efforts aimed at improving the interior sound levels for the model 717 aircraft until September 28, 2002, or *. Such efforts will include the following:

       o      Further insulation blanket modifications
       o      Environmental Control Systems Modifications
       o      Fuselage skin damping material
       o      Engine isolator re-design\
       o      Hydraulic attenuators
       o      Forward upper fuselage antenna optimization

       If MDC identifies any changes which improve the interior noise level of the model 717 aircraft, MDC will incorporate such change as a Developmental Change in Customers Aircraft, provided that MDC determines in good faith that such change is economical after consideration of the production cost and the magnitude of the resulting noise level reduction.

       MDC also agrees to provide Customer * which may used to offset the price of any noise reduction retrofit kit MDC makes generally available to its model 717 customers. One credit memorandum will be issued for each such kit ordered by Customer and may only be applied to the purchase price of such kit.

16.    PRODUCTION MATTERS.

       For parts with published shelf lives, MDC agrees not to install in production in any of Customers aircraft any part which has exceeded its shelf life.

       If the circuitry of any electrical part has been `shorted-out' or otherwise rendered inoperable due to an electrical overload condition and thereby requiring a repair, Customer will accept such repair provided that MDC provides a replacement part in a timely manner with respect to the circuitry that was repaired. MDC agrees to treat the installation of such replacement part as a warranty repair.

17.    FORM 8110-3 POLICY.


* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the SEC pursuant to Rule 24b-2.

       MDC's current policy is to provide 8110-3 forms pertaining to repairs to first tier customers at no charge. Upon execution of Purchase Agreement No. 2371, Customer will become a first tier customer. MDC reserves the right to change its policy with respect to 8110-3 forms at any time.

18.    PART SHORTAGES DUE TO 717 FLEET WIDE PROBLEMS.

       If Customer as-well-as other model 717 customers experience an "aircraft on ground" situation due to a FAA airworthiness directive or similar government directive and the parts required to satisfy such directive are in limited supply, MDC will treat Customer no less favorably than any other customer with respect to allocation of those parts.

19.    ADDITIONAL RIGGING CLASS STUDENTS.

       Paragraph 1.7 of Part 1 to Supplemental Exhibit CS1 to Purchase Agreement No. 2371 provides for one airplane rigging class for up to 6 students. MDC agrees at no charge to Customer to either (1) increase the class size to 12 students or (2) to provide an additional class of 6 students.

20.    NEGOTIATIONS FOR USED AIRCRAFT.

       MDC and Customer hereby agree to negotiate in good faith for the purchase by Customer of used aircraft.

21.    ASSISTANCE WITH ATSSSA LOAN GUARANTEE.

       MDC will assist Customer with its application for a loan guarantee from the Transportation Stabilization Board. For the sake of clarity, such assistance does not include concessions relating to any existing or future business arrangements with Customer.

22.    *

       *

23.    CONFIDENTIAL TREATMENT.

       MDC and Customer agree that this Letter Agreement is confidential and shall not disclose it or its contents to any third party, except associated companies, subsidiaries or affiliates of Customer or MDC and their financial and legal advisors and potential financiers (provided such advisors and financiers are under


* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the SEC pursuant to Rule 24b-2.

a prior written obligation to keep this Letter Agreement and its terms confidential), as required by law, the Security Exchange Commission (SEC), or as required to perform and enforce the terms hereof, without the prior written consent of the other party, which shall not be unreasonably withheld.

Very truly yours,

MCDONNELL DOUGLAS CORPORATION

By  /s/ Rick Nelson
  ------------------------------------------

Its           Attorney-In-Fact
   --------------------------------------


ACCEPTED AND AGREED TO this

Date:   April 12, 2002
      ----------


MIDWEST EXPRESS AIRLINES, INC.

By  /s/ Timothy E. Hoeksema
  ------------------------------------------

Its  Chairman of the Board, President
     and Chief Executive Officer


MIDWEST EXPRESS AIRLINES, INC.

By  /s/ Timothy E. Hoeksema
  ------------------------------------------

Its  Chairman of the Board, President
     and Chief Executive Officer

Lease Subsidy Support Payment Table

                                       *


* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the SEC pursuant to Rule 24b-2.

Midwest Express Airlines, Inc.
766 South Howell Avenue
Oak Creek, Wisconsin

Subject:    Aircraft Schedule Reliability Program

Reference:  Purchase Agreement No. 2371 (the Purchase Agreement) between The
            McDonnell Douglas Corporation a wholly-owned subsidiary of The Boeing Company (MDC) and Midwest Express Airlines, Inc. (Customer) relating to Model 717-2BL aircraft (the Aircraft)

This Letter Agreement amends and supplements the Purchase Agreement. It grants to Customer an Aircraft Schedule Reliability Program (the Program) described below. All terms used but not defined in this Letter Agreement have the same meaning as in the Purchase Agreement.

Definition of Terms:

"Covered Aircraft": Those Aircraft operated by Customer on Customer's routes during the Program Term.

"Program Term": Five consecutive years commencing on the delivery date of the first Covered Aircraft.

"Average Flight Frequency" or "Flight Frequency" (Ff): The average daily Scheduled Revenue Departures per Covered Aircraft during any Analysis Period.

"Interruption Frequency" (If): The average daily Chargeable Schedule Interruptions per Covered Aircraft during any Analysis Period.

"Analysis Period": Four consecutive months of Scheduled Revenue Departures.

"Chargeable Schedule Interruption" or "Interruption": A cancellation, turn-back, diverted landing or delayed departure greater than 15 minutes of any scheduled revenue flight of any Covered Aircraft that results directly from a mechanical malfunction of such Covered Aircraft, or any system, accessory, equipment or part (including engines) installed thereon.

"Scheduled Revenue Departure":

       (i) Any departure of such Covered Aircraft for a scheduled revenue flight segment;

       (ii) Including but not limited to any departure of such Covered Aircraft for a charter flight, extra section flight; and

       (iii) Any canceled departure of a flight segment. (Normally, Scheduled Revenue Departures are equal to all actual revenue flight departures plus flight cancellations.)

"Achieved Mechanical Schedule Reliability":
The achieved mechanical Schedule Reliability shall be calculated by the following formula (also, see Attachment A):

Achieved Mechanical Schedule Reliability =

   100 X   {1 - Analysis Period Revenue Chargeable Interruptions}        (A)
                ------------------------------------------------
                      {Analysis Period Revenue Flights}

"Excessive Interruptions": The number of Chargeable Interruptions between the Achieved Mechanical Schedule Reliability and the applicable Schedule Reliability Target threshold for such Analysis Period.

1.     Program Description.

       Mechanical schedule reliability targets for the Covered Aircraft (Mechanical Schedule Reliability Target or Target) during the Program Term are as follows:

       ---------------------------------------- ---------------
                                                   Schedule
                    Program Term                 Reliability
       ---------------------------------------- ---------------
       first year,                                    *
       ---------------------------------------- ---------------
       second year,                                   *
       ---------------------------------------- ---------------
       third through fifth years.                     *
       ---------------------------------------- ---------------

* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the SEC pursuant to Rule 24b-2.

These Schedule Reliability Targets are based on an Average Flight Frequency of
5.8 flights per day and an average 1.7 flight hours per departure for the Covered Aircraft in revenue service operations. The Schedule Reliability Targets are subject to change based on changes in the Customer's actual Average Flight Frequency and based on changes in other factors under Customer's control as set forth in paragraph 5.3.

2.     Remedial Action.

       2.1 The Remedial Action contained in this paragraph will be effective provided that Customer's Achieved Mechanical Schedule Reliability is (i) lower than the Schedule Reliability Targets above, and further provided that (ii) Customer's Achieved Mechanical Schedule Reliability is equal to or greater than the model 717 fleet wide average for the applicable period less 1%. The provision (ii) contained in the previous sentence will not apply if it can be demonstrated that Customers variance from the model 717 fleet wide average is not due to an anomaly unique to Customers operation.

       2.2 Following the first six months of Scheduled Revenue Departures, if Customer notifies MDC that the Achieved Mechanical Schedule Reliability for the Analysis Period is below the applicable Target for such Analysis Periods, MDC will, without charge:

              2.2.1 Investigate the circumstances and possible causes for Excessive Interruptions, and

              2.2.2 Provide technical assistance to Customer in the form of analysis and recommendations of a kind and nature which MDC determines to be best suited for reducing Excessive Interruptions.

              2.2.3 Initiate a design review of the system, accessory, equipment or part (other than engines and engine parts) which are determined by MDC to be the primary cause of Excessive Interruptions and, when in MDC's judgment a redesign is indicated as a technically and economically practical means of reducing such Excessive Interruptions, redesign or cause the redesign of such system, accessory, equipment or part, and if such redesign results in retrofit kits being offered by MDC or MDC's suppliers, provide such kits or cause such kits to be provided, at Customer's request, at no charge to Customer. MDC will also reimburse Customer's reasonable direct labor costs for incorporation of any such kit manufactured to MDC's detailed design. Such reimbursement will be provided pursuant to MDC Warranty (Article 11 of Part 2 of Exhibit C, Product Assurance Document, of the AGTA), and

              2.2.4 If MDC determines that the primary cause of Excessive interruptions is due to the design of engines or engine parts, MDC will, if requested by Customer, take whatever reasonable action is permitted under

       MDC's contracts with the engine manufacturer or the Customer's warranty from the engine manufacturer in an effort to obtain correction of such design.

3. Interruption Exclusions An Interruption does not include any cancellation, turn-back, diverted landing or delayed departure of any scheduled revenue flight of any Covered Aircraft which is caused by any of the following events:

       (i) Late arrival of an inbound flight;

       (ii) Late return from out-of-service status;

       (iii) Operation, service, maintenance or overhaul of such Covered Aircraft or any system, accessory, equipment or part (including engines) installed thereon, in a manner other than in accordance with Customer's approved instructions and requirements;

       (iv) Logistics problems such as lack of spare parts at stations where spares could reasonably be expected to be available, as determined in accordance with industry standard provisioning practices, or inordinate delays in the availability of spares, unless such delays are caused by MDC, and/or appropriately trained personnel at any location where any maintenance of the Covered Aircraft is performed;

       (v) A malfunction caused by impact with a foreign object;

       (vi) Failure to utilize the FAA approved minimum equipment list (MEL) to defer corrective maintenance, or failure to correct any deferred item within the time period specified in such MEL;

       (vii) Buyer Furnished Equipment;

       (viii) Tires;

       (ix) Normal brake wear;

       (x) Acts or omissions of Customer and any strikes or labor troubles causing cessation, slowdown or interruption of work related to the operation or maintenance of the Covered Aircraft; and

       (xi) Any other cancellation, turn-back, diverted landing or delayed departure which cannot fairly be attributed to mechanical malfunction of the Covered Aircraft, or any system, accessory, equipment or part (including engines) installed on the Covered Aircraft.

       If a Covered Aircraft is used as a substitute for some other aircraft or some other aircraft is used as a substitute for a Covered Aircraft and the revenue flight affected by such substitution departs without a cancellation, turn-back, diverted landing or delay greater than 15 minutes, then no Chargeable
Schedule Interruption will be deemed to have occurred. If an Interruption occurs as a result of a malfunction of the substitute aircraft/Covered Aircraft, such Interruption will be charged against the aircraft/Covered Aircraft initially scheduled for the flight rather than its substitute. An Interruption, which affects a subsequent segment or flight for a Covered Aircraft, will count as only one Interruption. However, an Interruption occurring on such subsequent segment or flight which is separate from and unrelated to the initial Interruption will be counted as a new Interruption.

4.     Administrative Requirements

       4.1 Customer will provide status reports every month.

       4.2 The Customer's status reports shall include data used to make the Achieved and Target Schedule Reliability for each month of the selected period. That is data used in equation (A). The report shall include the values used to calculate the four month average. The Customer report shall also include a list of the chargeable schedule interruptions for the report period.

       4.3 Customer claim reports will include the data described in paragraph
4.2 above and sufficient data to substantiate any claimed Chargeable Schedule Interruption. Customer will submit to MDC reasonable proof that any claimed Chargeable Schedule Interruption does in fact constitute a Chargeable Schedule Interruption. Customer will maintain and submit to MDC such data as may reasonably be required to:

       (i) determine Achieved Mechanical Schedule Reliability,
       (ii) analyze the problems causing any claimed Chargeable Schedule Interruption, and
       (iii) when required, develop appropriate remedial action.

       4.4 Failure to file the above status reports within the agreed to period will constitute an acknowledgment by Customer that the Achieved Mechanical Schedule Reliability is equal to or greater than the Mechanical Schedule Reliability Target for such reporting period and MDC will not be obligated to provide any of the remedies arising under this Program for such reporting period.

       4.5 All reports submitted to MDC will be addressed to the attention of:

                    Director - Warranty
                    Boeing Commercial Airplane Company
                    P.0. Box 3707
                    Seattle, Washington 98124-2207

5.     Conditions and Limitations.

       5.1 If, to improve schedule reliability, MDC or any MDC supplier issues service bulletins, service letters or other written instructions (instructions) or offers no-charge retrofit kits, Customer will accomplish such instructions or install such kits within a period of 240 days after availability of such instructions or kits at Customer's facility, or such longer period as may be established by the parties. If Customer does not comply with the time requirements of this paragraph, Chargeable Schedule Interruptions relating to the systems, accessories, equipment or parts affected by such instructions or kits will be excluded from this Program until such time as Customer notifies MDC that Customer has incorporated such instructions or kits on all affected Aircraft.

       5.2 MDC may inspect at all reasonable times Customer's maintenance facilities and review its maintenance programs and procedures subject to Customer's prior written approval (which shall not be unreasonable withheld). If MDC recommends in writing reasonable changes in Customer's maintenance programs and procedures which would improve the Achieved Mechanical Schedule Reliability, and Customer does not effect such changes or delays effecting such changes beyond the period set forth in paragraph 4.1, MDC will have the right to redefine the Chargeable Schedule Interruption so as to eliminate interruptions which MDC estimates result from Customer's failure or delay in effecting such changes.

       5.3 The Targets are based on the Average Flight Frequency for the Covered Aircraft and certain other maintenance and operational factors under Customer's control. The Average Flight Frequency applicable to specific target levels is identified in paragraph 1. If, for any Analysis Period, the actual Average Flight Frequency or other factors affecting schedule reliability of the Covered Aircraft change significantly, the Target for such Analysis Period will be adjusted by the parties to reflect:

              5.3.1 The change in the Average Flight Frequency, by use of the "Flight Frequency Adjustment Formulas" as stated in Definitions, and/or

              5.3.2 The change in other factors.

       5.4 At MDC's request, Customer will assign to MDC any of Customer's rights against any manufacturer of any system, equipment, accessory or part installed in the Covered Aircraft to the extent reasonably necessary to enable MDC to fulfill its obligations with respect to any remedy provided by MDC hereunder.

       5.5 THE DISCLAIMER AND RELEASE and EXCLUSION OF CONSEQUENTIAL AND OTHER DAMAGES provisions stated in Article 11 of Exhibit C of the AGTA apply to this Aircraft Schedule Reliability Program.

6.     Confidential Treatment.

       MDC and Customer agree that this Letter Agreement is confidential and shall not disclose it or its contents to any third party, except associated companies, subsidiaries or affiliates of Customer or MDC and their financial and legal advisors and potential financiers (provided such advisors and financiers are under a prior written obligation to keep this Letter Agreement and its terms confidential), as required by law, the Security Exchange Commission (SEC), or as required to perform and enforce the terms hereof, without the prior written consent of the other party, which shall not be unreasonably withheld.

Very truly yours,

MCDONNELL DOUGLAS CORPORATION

By  /s/ Rick Nelson
  ------------------------------------------

Its           Attorney-In-Fact
   --------------------------------------


ACCEPTED AND AGREED TO this

Date:  September 28, 2001
      -------------


MIDWEST EXPRESS AIRLINES, INC.

By   /s/ Timothy E. Hoeksema
  ------------------------------------------

Its Chairman of the Board, Chief
    Executive Officers and President

                              Attachment A (Sample)

                      FLIGHT FREQUENCY ADJUSTMENT FORMULAS

Number of Airplane Days calculation.


                                          Airplane Days
------------------------------- ---------------- ---------------- ----------------- -------------- -----------------
                                                                                                    Total
Aircraft Serial No.                                                                                Airplane
& Delivery Date                 October          November         December          January          Days
------------------------------- ---------------- ---------------- ----------------- -------------- -----------------

------------------------------- ---------------- ---------------- ----------------- -------------- -----------------
WX-10 (10/5)                      26              30                31               31              118
------------------------------- ---------------- ---------------- ----------------- -------------- -----------------

------------------------------- ---------------- ---------------- ----------------- -------------- -----------------
WX-23 (10/17)                     14              30                31               31              106
------------------------------- ---------------- ---------------- ----------------- -------------- -----------------

------------------------------- ---------------- ---------------- ----------------- -------------- -----------------
WX-37 (10/27)                     4               30                31               31              96
------------------------------- ---------------- ---------------- ----------------- -------------- -----------------

------------------------------- ---------------- ---------------- ----------------- -------------- -----------------
WX-44 (11/9)                      0                21               31               31              83
------------------------------- ---------------- ---------------- ----------------- -------------- -----------------

------------------------------- ---------------- ---------------- ----------------- -------------- -----------------
WX-47 (11/21)                     0                9                31               31              71
------------------------------------------------ ------------------------------------------------- -----------------
                                                 Total number of Aircraft days for analysis
                                                 period.                                            474
                                                 ------------------------------------------------- -----------------

             Sample Calculation:

Assume:
 If = .0677 interruptions per day from Paragraph 1
 Total Revenue Departures = 1469
 Total chargeable interruptions = 13
 Airplane days = 474 from table above

Calculations:
See definition of Achieved Period Revenue Chargeable Interruptions    (A)
Achieved S.R. = 100 X (1- 13/1469) =  99.1%

See definition of Schedule Reliability Target (C)
Ff = 1469/474 = 3.1 departures per day

See definition of Schedule Reliability Target (B)
Target S.R. = 100 X (1 - .0677/3.1) = 97.8%

The achieved Schedule Reliability exceeds the target Schedule Reliability for the four month period of this analysis.

Midwest Express Airlines, Inc.
6744 South Howell Avenue
Oak Creek, Wisconsin 53154


Subject:       Non-Excusable Delay Matters

Reference:     Purchase Agreement No. 2371 (the Purchase Agreement) between
               McDonnell Douglas Corporation (MDC) and Midwest Express Airlines,
               Inc. (Customer) relating to Model 717-2BL aircraft (the Aircraft)


This Letter Agreement amends and supplements the Purchase Agreement. All terms used but not defined in this Letter Agreement have the same meaning as in the Purchase Agreement.

Definition of Terms:

Non-Excusable Delay: Any delay in delivery of any Aircraft beyond the last day of the delivery month established in the Purchase Agreement by any cause except
(i) an Excusable Delay pursuant to Article 7 of the AGTA, (ii) a delay caused by Customer, or (iii) a delay caused by termination of the Model 717 program.

1.     Liquidated Damages

       MDC agrees to pay Customer liquidated damages for each day of Non-Excusable Delay (collectively the Non-Excusable Delay Payment Period) at a rate of *. Customer agrees that the total liquidated damages payable by MDC under this Letter Agreement will not exceed *.

2.     Interest

       In addition to the Liquidated Damages in Paragraph 1, MDC will pay Customer Interest as follows:

       The product of the daily interest rate (computed by dividing the Interest Rate in effect for each day by 365 day, or 366 days, as the case may be) times the entire amount of advance payments received from Customer for such Aircraft. The Interest Rate will be the *.

* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the SEC pursuant to Rule 24b-2.

       Interest will compound quarterly and is due and payable on the delivery date of the respective Aircraft.

3.     Right of Termination.

       Customer will not have the right to refuse to accept delivery of any Aircraft because of a Non-Excusable Delay unless and until the the Non-Excusable Delay Payment Period for an Aircraft exceeds *.

4.     Termination

       If the Purchase Agreement is terminated with respect to any Aircraft for a Non-Excusable Delay, MDC will, in addition to paying Liquidated Damages as described above, promptly repay to Customer the entire amount of the advance payments received from Customer with interest as discussed herein for such Aircraft.

5.     Rescheduled Deliveries

       MDC hereby agrees that if an Aircraft delivery is rescheduled due to Non-Excusable Delay; then such rescheduling will not result in Customer having to take delivery of more than one Aircraft per month. This commitment may require MDC to reschedule another Aircraft ("Bumped Aircraft") to a subsequent month so that Customer is taking delivery at a rate no faster than one Aircraft per month. The rescheduling of such Bumped Aircraft will be deemed to be Excusable Delay and not subject to the liquidated damages contained herein.

6.     Exclusive Remedies

       The Liquidated Damages and Interest payable in accordance with Paragraphs 1 and 2 of this Letter Agreement, and Customer's right to terminate pursuant to this Letter Agreement are Customer's exclusive remedies for a Non-Excusable Delay and are in lieu of all other damages, claims, and remedies of Customer arising at law or otherwise for any Non-Excusable Delay in the Aircraft delivery. Customer hereby waives and renounces all other claims and remedies arising at law or otherwise for any such Non-Excusable Delay.

* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the SEC pursuant to Rule 24b-2.

7.     Confidential Treatment

       MDC and Customer agree that this Letter Agreement is confidential and shall not disclose it or its contents to any third party, except associated companies, subsidiaries or affiliates of Customer or MDC and their financial and legal advisors and potential financiers (provided such advisors and financiers are under a prior written obligation to keep this Letter Agreement and its terms confidential), as required by law, the Security Exchange Commission (SEC), or as required to perform and enforce the terms herof, without the prior written consent of the other party, which shall not be unreasonably withheld.


Very truly yours,

MCDONNELL DOUGLAS CORPORATION


By  /s/ Rick Nelson
   ------------------------------------

Its           Attorney-In-Fact
   ------------------------------------


ACCEPTED AND AGREED TO this

Date:   September 28, 2001
      -------------------------------


MIDWEST EXPRESS AIRLINES, INC.

By  /s/ Timothy E. Hoeksema
   ------------------------------------

Its Chairman of the Board, President
    and Chief Executive Officer